Exhibit No. 1





                          JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of
1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock of Southern National Bancorp of Virginia, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 8th day of December 2006.


                              /s/ Carl R. Varblow
                              --------------------------
                              Carl R. Varblow


                              /s/ Roland C. Varblow
                              --------------------------
                              Roland C. Varblow


                              /s/ Conrad R. Varblow
                              --------------------------
                              Conrad R. Varblow


                              /s/ Heidi H. Varblow
                              --------------------------
                              Heidi H. Varblow


                              /s/ Cary G. Varblow
                              --------------------------
                              Cary G. Varblow


                              /s/ Roger L. Varblow
                              --------------------------
                              Roger L. Varblow